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                                                                       Exhibit 5


             [LETTERHEAD OF ARENT FOX KINTNER PLOTKIN & KAHN, PLLC]


July 13, 1999


The Board of Directors
Transaction Network Services, Inc.
1939 Roland Clarke Place
Reston, Virginia  22091


Gentlemen:

         We have acted as counsel to Transaction Network Services, Inc. (the "Company") with respect to the Company's Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of 212,650 shares of Common Stock, $.01 par value (the "Shares").

         As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

         We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

         Based on the foregoing, we are of the opinion that the 212,650 Shares subject to the registration statement have been validly issued and are fully paid and nonassessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.


                                        Very truly yours,

                                        ARENT FOX KINTNER PLOTKIN &
                                         KAHN, PLLC

                                        By: /s/ Jeffrey E. Jordan
                                            ---------------------
                                              Jeffrey E. Jordan


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